UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

EMPIRE STATE REALTY OP, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street 12th Floor New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 687-8700

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2017, Empire State Realty Trust, Inc. (the “Company”) and Empire State Realty OP, L.P. (the “Operating Partnership”), the operating partnership subsidiary of the Company, entered into a Note Purchase Agreement with the purchasers named therein (the “Purchase Agreement”) in connection with a private placement of the Operating Partnership’s senior unsecured notes (the “Notes”). Under the Purchase Agreement, the Operating Partnership will issue and sell an aggregate $450 million of its Notes, consisting of (a) $115 million aggregate principal amount of 4.08% Series D Senior Notes due January 22, 2028 (the “Series D Notes”), (b) $160 million aggregate principal amount of 4.26% Series E Senior Notes due March 22, 2030 (the “Series E Notes”), and (c) $175 million aggregate principal amount of 4.44% Series F Senior Notes due March 22, 2033 (the “Series F Notes”), to certain entities affiliated with Prudential Capital Group, AIG Asset Management, MetLife Investment Advisors, LLC and Teachers Insurance and Annuity Association of America. The Notes will be issued and sold on two funding dates. The sale and purchase of the Series D Notes will occur at a closing on December 22, 2017, subject to the satisfaction of customary closing conditions. The sale and purchase of the Series E Notes and the Series F Notes will occur at a closing on March 22, 2018, subject to the satisfaction of customary closing conditions. The issue price for the Notes sold at each closing will be 100% of the aggregate principal amount thereof.

Pursuant to the terms of the Purchase Agreement, the Operating Partnership may prepay all or a portion of the Notes upon notice to the holders for 100% of the principal amount so prepaid plus a make-whole premium as set forth in the Purchase Agreement. The obligations of the Operating Partnership under the Notes will be unconditionally guaranteed by each of the Company’s subsidiaries (other than the Operating Partnership) that guarantees or otherwise becomes liable at any time in respect of, indebtedness under the Amended and Restated Credit Agreement, dated August 29, 2017, by and among the Company, the Operating Partnership, the lenders party thereto and Bank of America as administrative agent (the “Credit Agreement”), the Note Purchase Agreement, dated March 27, 2015, by and among the Company, the Operating Partnership and certain entities affiliated with the Prudential Capital Group (the “2015 NPA”), or other material credit facility of the Company or any of its subsidiaries, if any, entered into in the future.

The Purchase Agreement contains customary covenants, including limitations on liens, investment, distributions, debt, fundamental changes, and transactions with affiliates, and will require certain customary financial reports. The Purchase Agreement also includes the following financial covenants, subject to customary qualifications (unless otherwise noted, to be in effect as of the last day of each fiscal quarter): (i) the ratio of total indebtedness to total asset value of the Company and its consolidated subsidiaries will not exceed 60%, (ii) the ratio of total secured indebtedness to total asset value of the Company and its consolidated subsidiaries will not exceed 40%, (iii) tangible net worth will not be less than $1.2 billion plus 75% of net equity proceeds received by the Company after June 30, 2017 from issuances and sales of equity interests of the Company (other than net cash proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in the Company up to the amount paid by the Company in connection with such redemption, retirement or repurchase, where, the net effect is that the Company shall not have increased its net worth as a result of any such proceeds), (iv) the ratio of Adjusted EBITDA (as defined in the Purchase Agreement) to consolidated fixed charges will not be less than 1.50x, (v) the ratio of aggregate net operating income with respect to all unencumbered eligible properties to the portion of interest expense attributable to unsecured indebtedness will not be less than 1.75x, and (vi) the ratio of total unsecured indebtedness to unencumbered asset value will not exceed 60%.

The Purchase Agreement contains customary events of default (subject in certain cases to specified cure periods), including but not limited to non-payment, breach of covenants, representations or warranties, cross defaults, bankruptcy or other insolvency events, judgments, ERISA events, the occurrence of certain change of control transactions and loss of real estate investment trust qualification.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

The Operating Partnership intends to use the net proceeds from the issuance of the Notes to repay certain mortgage indebtedness which is scheduled to mature during 2018 and for other general corporate purposes. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

In connection with the execution of the Purchase Agreement, the Operating Partnership, the Company, certain subsidiaries of the Operating Partnership and the holders of the notes issued under the 2015 NPA have entered into an amendment to the 2015 NPA, pursuant to which the covenants applicable to the Operating Partnership and the Company contained in the 2015 NPA have been conformed to those contained in the Purchase Agreement and the subsidiaries that guaranty the Note Purchase Agreement have reaffirmed their guaranty in respect of the notes outstanding under the 2015 NPA.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 14, 2017, the Company issued a press release announcing its and the Operating Partnership’s entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Note Purchase Agreement, dated December 13, 2017, among Empire State Realty OP, L.P., Empire State Realty Trust, Inc. and the purchasers named therein.

99.1	Press release dated December 14, 2017 issued by the Company.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: December 14, 2017	By:	/s/ David A. Karp
	Name:	David A. Karp
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY OP, L.P. (Registrant)

	By:	Empire State Realty Trust, Inc., as general partner

Date: December 14, 2017	By:	/s/ David A. Karp
	Name:	David A. Karp
	Title:	Executive Vice President and Chief Financial Officer